                       THE COMMONWEALTH OF MASSACHUSETTS
  D                          WILLIAM FRANCIS GALVIN
  PC                     Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512


FORM MUST BE TYPED           ARTICLES OF AMENDMENT            FORM MUST BE TYPED
           (GENERAL LAWS CHAPTER 156D, SECTION 10.06; 950 CMR 113.34)



(1) Exact name of corporation:     LSB Corporation
                              --------------------------------------------------


(2) Registered office address:  30 Massachusetts Avenue, North Andover, MA 01845
                              --------------------------------------------------
                               (number, street, city or town, state, zip code)

(3) These articles of amendment affect article(s):     IV
                                                  ------------------------------
           (specify the number(s) of article(s) being amended (I-VI))


(4) Date adopted:              November 17, 2005
                 ---------------------------------------------------------------
                              (month, day, year)

(5) Approved by:

     (check appropriate box)

     / /  the incorporators.

     /x/ the board of directors without shareholder approval and shareholder approval was not required.

     / / the board of directors and the shareholders in the manner required by law and the articles of organization.


(6) State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.




See Addendum A attached hereto.



-----------
P.C.


          RECEIVED
        DEC 30, 2005

SECRETARY OF THE COMMONWEALTH
    CORPORATIONS DIVISION

(7) The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified: ______________________________________



* G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L., Chapter 156D, Section 6.21, and the comments relative thereto.

                       THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512


                                ATTACHMENT SHEET



                                  [ADDENDUM A]

          Pursuant to the authority vested in the Board of Directors (the "Board") of LSB Corporation (the "Corporation") and in accordance with the provisions of the Articles of Organization, the Board hereby establishes a series of preferred stock of the Corporation and hereby states the designation and amount thereof, and fixes the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

          Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" ("Series A Preferred Stock") and the number of shares constituting such series shall be 200,000.

          Section 2. Dividends and Distributions.

          (a) Subject to the prior and superior rights of the holders of any shares of any series of preferred stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, par value $.10 per share, of the Corporation (the "Common Stock") or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after December 19, 1996 (the "Rights Dividend Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in Paragraph (a) above immediately after it declares any dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent

[ADDENDUM A, Page 2]


Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the most recent Quarterly Dividend Payment Date preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events, such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares of Series A Preferred Stock shall be allocated pro rata on a share-by-share basis among all such shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

          Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

          (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event that the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case, the number of votes per share to which holders of the Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such event.

          (b) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of Common Stock shall vote together as once class on all matters submitted to a vote of stockholders of the Corporation.

          Section 4. Certain Restrictions.

          (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions on shares of Series A Preferred Stock outstanding, whether or not declared, shall have been paid in full, the Corporation shall not:

[ADDENDUM A, Page 3]


               (i) declare or pay dividends on, make any other distributions on or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

               (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

               (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms a the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5. Reacquired Shares. Any shares of the Series A Preferred Stock redeemed, exchanged, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such share shall upon their cancellation become authorized but unissued shares of Series A Preferred Stock and may be reissued as part of a new series of Series A Preferred Stock to be created by resolution or resolutions of the Board, subject to the conditions and restrictions on issuance set forth herein.

          Section 6. Liquidation, Dissolution or Winding Up.

          (a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred

[ADDENDUM A, Page 4]


Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Liquidation Preference"). Following the payment of the full amount of the Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in Paragraph (c) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of shares of Series A Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series A Preferred Stock and Common Stock, on a per share basis, respectively.

          (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Liquidation Preference and the liquidation preferences of all other series of stock, if any, which rank on a parity (as to rights, privileges and preferences) with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of Series A Preferred Stock and such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment after payment in full of the Liquidation Preference and the liquidation preferences of all other series of Series A Preferred Stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          (c) In the event that the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a faction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case, the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to the Adjustment Number in effect immediately prior to such transaction times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

[ADDENDUM A, Page 5]


          Section 8. Redemption. The outstanding shares of Series A Preferred Stock may be redeemed at the option of the Board as a whole, but not in part, at any time, at a cash price per share equal to (i) the product of the Adjustment Number and the Average Market Value (as such term is hereinafter defined) of the Common Stock, plus (ii) all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid or declared, and the Board shall set apart a sum sufficient for the payment thereof, without interest. The "Average Market Value" is the average per share closing sale prices of the Common Stock during the 30 day period immediately preceding the date before the redemption date on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the average of the closing sale prices with respect to a share of Common Stock during the 30 day period, as quoted on the Nasdaq National Market or any other quotation service then in use or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, or if on any such date no such quotations are available, the fair market value of the Common Stock as determined by the Board in good faith.

          Section 9. Ranking. The Series A Preferred Stock shall rank on a parity with all other series of the Corporation's preferred stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

          Section 10. Amendment. The Articles of Organization of the Corporation, shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Preferred Stock, voting separately as a class.

          Section 11. Fractional Shares. The Board may, at its discretion, but shall not be required to, issue Series A Preferred Stock in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

Signed by:   /s/ Paul A. Miller
           ---------------------------------------------------------------------
                          (signature of authorized individual)

[ ]  Chairman of the board of directors,

[X]  President,

[ ]  Other officer,

[ ]  Court-appointed fiduciary,


on this        30th       day of          December         ,        2005
        -----------------        --------------------------  -------------------

                                   COMMONWEALTH OF MASSACHUSETTS

                                       William Francis Galvin
                                   Secretary of the Commonwealth
                                    One Ashburton Place, Boston,
                                      Massachusetts 02108-1512

                                       ARTICLES OF AMENDMENT
                                    (GENERAL LAWS CHAPTER 156D,
                                   SECTION 10.06; 950 CMR 113.34)

                    I hereby certify that upon examination of these articles of amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $______ having been paid, said articles are deemed to have been filed with me this ______day of _____________, 20_______, at _________a.m./p.m.
                                                                 time


                    Effective date:_____________________________________________
                                    (must be within 90 days of date submitted)

                                       WILLIAM FRANCIS GALVIN
                                    Secretary of the Commonwealth

                    Filing fee: Minimum filing fee $100 per article amended,
                    stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.
-----------------
Examiner                           TO BE FILLED IN BY CORPORATION
                                        Contact Information:
-----------------
Name approval       Kevin J. Handly, Esq.
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C                   Gallagher, Callahan & Gartrell, P.C.
                    ------------------------------------------------------------
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M                   112 South Street
                    ------------------------------------------------------------

                    Boston, MA 02111
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                    Telephone: 617-426-5349
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                    Email: handly@gcglaw.com
                    ------------------------------------------------------------

                    Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor. If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.